Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005

						   [Countrywide
						 HOME LOANS logo]

						400 Countrywide Way
		                 	Simi Valley, California 93065-6298


March 10, 2006





US BANK
209 LASALLE ST 3 FL
CHICAGO, IL 60604
Attn: MIKE ORTIZ


			OFFICER'S CERTIFICATE


I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2005 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.




/s/ Joseph Candelario			March 10, 2006
Joseph Candelario			Date
First Vice President
Compliance Officer
Loan Administration




re: Investor Numbers: 7003769, 7004068, 7005929, 7005930, 7005300, 7005301,
7005187, 7005188, 7005757, 7005758, 7005859, 7005860, 7005482, 7005483,
7006138, 7006139, 7006140, 7006141, 7008207 See Deal Name listing on following page.

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						[Countrywide
						 HOME LOANS logo]

						400 Countrywide Way
		                 	Simi Valley, California 93065-6298

US BANK Deal Name Listing:

7003769 - Harborview 2003-3
7004068 - HVMLT 2004-2
7008102 -  (FFMLT TRUST 2005-FF7)
	- Harborview 2005-1
	- Harborview 2005-2
	- Harborview 2005-3
	- Harborview 2005-8
	- Harborview 2005-10
	- Harborview 2005-12
	- Harborview 2005-13
	- Harborview 2005-16